EXHIBIT 10.1


          THE SYMBOL "***" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.








                            MASTER CARRIER AGREEMENT

                                     BETWEEN

                                 TEL-SAVE, INC.

                                       AND

                                   AT&T CORP.

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

1.  SERVICES DESCRIPTIONS AND RATES.............................................

    1.1.     Services Provided..................................................

    1.2.     Ancillary Support..................................................

    1.3.     Rates and Charges..................................................

    1.4.     Payphone Compensation..............................................

    1.5.     Tel-Save IXC Switch................................................

    1.6.     Discontinuance of Contract Tariff 1715.............................

2.  TERM OF AGREEMENT AND RELATED PROVISIONS....................................

    2.1.     Effective Date; Commencement Date..................................

    2.2.     Term of Agreement..................................................

3.  COMMITMENTS.................................................................

    3.1.     Minimum Annual Revenue Commitment..................................

    3.2.     Minimum Annual Percentage..........................................

    3.3.     MAP Audits.........................................................

    3.4.     Shortfall Charges Not Cumulative...................................

4.  USE OF SERVICES.............................................................

    4.1.     Resale of Services.................................................

    4.2.     Relationship and Communication with End Users......................

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

    4.3      Abuse of the Services..............................................

    4.4.     Fraudulent Use of the Services.....................................

    4.5.     Interference, Impairment or Improper Use of the Services...........

5.  DEFAULT AND TERMINATION.....................................................

    5.1.     Events of Default..................................................

    5.2.     Termination Without Liability by Tel-Save..........................

    5.3.     Termination Without Liability by AT&T..............................

6.  BILLING  ...................................................................

    6.1.     Billings and Payment...............................................

    6.2.     Bill Disputes......................................................

    6.3.     Deposits...........................................................

7.  LIMITATIONS OF LIABILITY; INDEMNIFICATION...................................

    7.1.     Limitations of Liability...........................................

    7.2.     Indemnification....................................................

    7.3.     Force Majeure......................................................

    7.4.     Limitation of Actions..............................................

    7.5.     Disclaimer of Warranties...........................................

    7.6.     Exclusive Remedies.................................................

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

8.  INTELLECTUAL PROPERTY.......................................................

    8.1.     Restrictions Against Use of Name and Brand Identification..........

    8.2.     Inconsistent Use...................................................

    8.3.     No Patent or Software License......................................

9.  TAXES    ...................................................................

    9.1.     Taxes to be Billed by AT&T.........................................

    9.2.     Taxes Not To Billed by AT&T........................................

    9.3.     Gross Receipts Tax.................................................

10. ACCESS CHARGES AND RELATED SURCHARGES.......................................

    10.1.    Access Charges.....................................................

    10.2.    Special Access Surcharges..........................................

    10.3.    Other Surcharges...................................................

11. CONFIDENTIALITY.............................................................

    11.1.    Confidential Information...........................................

    11.2.    Protection of Confidentiality......................................

    11.3.    Disclosure to or by Affiliates or Subcontractors...................

    11.4.    Return or Destruction of Confidential Information..................

    11.5.    Disclosure to Consultants..........................................

    11.6.    Required Disclosure................................................

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

    11.7.    Injunctive Remedy..................................................

12. DISPUTE RESOLUTION..........................................................

    12.1.    Mediation..........................................................

    12.2.    Arbitration........................................................

    12.3.    Injunctive Relief..................................................

    12.4.    Court Proceedings..................................................

13. GENERAL TERMS AND CONDITIONS................................................

    13.1.    Tel-Save Certification.............................................

    13.2.    Service Forecasting................................................

    13.3.    Assignment.........................................................

    13.4.    Third-Party Beneficiaries; Affiliates..............................

    13.5.    Relationship of the Parties........................................

    13.6.    Ackowledgement of Right to Compete.................................

    13.7.    Network Equipment..................................................

    13.8.    Removal of Property................................................

    13.9.    Notices............................................................

    13.10.   Detariffing........................................................

    13.11.   Compliance with Laws...............................................

    13.12.   Export Regulation Compliance.......................................



                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

    13.13.   Choice of Law......................................................

    13.14.   Severability.......................................................

    13.15.   Attachments Govern.................................................

    13.16.   Construction.......................................................

    13.17    Descriptive Headings...............................................

    13.18.   Survival of Terms..................................................

    13.19.   Modification And Waiver............................................

    13.20    Entire Agreement...................................................

    13.21.   Execution in Counterparts..........................................

    13.22.   Index of Defined Terms.............................................

ATTACHMENTS
-----------

    A                 AT&T Network Connection Platform

    B                 Fraud Notification and Blocking

    C                 Implementation Planning

    D                 Pricing

                            MASTER CARRIER AGREEMENT
                            ------------------------

     THIS MASTER CARRIER AGREEMENT is made and entered into by and between Tel-Save, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania and having an office at 6805 Route 202, New Hope, Pennsylvania 18938 ("Tel-Save"), and AT&T Corp., a corporation organized and existing under the laws of the State of New York and having an office at 295 North Maple Avenue, Basking Ridge, New Jersey 07920 ("AT&T")

                       1. SERVICES DESCRIPTIONS AND RATES
                          -------------------------------

     AT&T shall provide, and Tel-Save shall purchase, certain services (the Services") pursuant to the terms of this Master Carrier Agreement including the Attachments hereto (collectively, the "Agreement"), and, to the extent necessary to comply with applicable laws and regulations, pursuant to the terms of AT&T's tariffs governing the Services.

1.1. SERVICES PROVIDED.

     AT&T shall provide, and Tel-Save shall purchase, the following AT&T carrier services:

                  (a) AT&T Network Connection Services, as described and, defined in Attachment A to this Agreement.

                  (b) AT&T Software Defined Network (SDN) Services, consisting of Custom SDN and Global Software Defined Network (GSDN) Services, as described and defined in AT&T Tariff F.C.C. No. 1, as amended from time to time.

                  (c) AT&T Distributed Network Service (DNS), as described and defined in AT&T Tariff F.C.C. No. 1, as amended from time to time.

                  (d) AT&T MEGACOM(R) Service, as described and defined in AT&T Tariff F.C.C. No 1, as amended from time to time.

                  (e) AT&T 800 Services, as described and defined in AT&T Tariff F.C.C. Nos. 2 and 14, as amended from time to time, consisting of: basic AT&T 800 Service-Domestic; basic AT&T 800 Service-Canada; AT&T MEGACOM 800 Service-Domestic; AT&T MEGACOM 800 Service-Canada, AT&T MEGACOM 800 Service-Mexico, AT&T MEGACOM 800 Service-Overseas; AT&T 800 READYLINE(R) Service-Domestic, AT&T 800 READYLINE Service-Canada, AT&T 800 READYLINE Service-Mexico, AT&T 800 READYLINE Service-Overseas, and AT&T 800 READYLINE Service-Puerto Rico and the U.S. Virgin Islands.

                  (f) AT&T Private Line Services (AT&T ACCUNET T1.5 Service and AT&T ACCUNET T45 Service), as defined and described in AT&T Tariff F.C.C. No. 9, as amended from time to time.

                  (g) AT&T 1.544 Mbps Echo Cancellation. AT&T 1.544 Mbps Echo Cancellation is an Office Function providing non-frequency selective echo cancellation in AT&T's central office to improve the quality of an AT&T T1.5 Inter Office Channel used for voice transmissions. Echo cancellation is disruptive to data transmissions at speeds of 64 kbps and higher, and is only available on an AT&T T1.5 Inter Office Channel that is designated by Tel-Save for use for voice transmissions, provided that the Local Channel associated with the IOC terminates at a Tel-Save IXC Switch. If data transmissions at speeds below 64 kbps over an IOC conditioned with Echo Cancellation are disrupted,

     AT&T will work with Tel-Save in an effort to determine the cause of the disruption. No credit will be provided to Tel-Save as a result of any such disruption if it would not have occurred if the IOC was not conditioned with Echo Cancellation.

1.2. ANCILLARY SUPPORT.

     AT&T will furnish the following  ancillary  support in connection  with the
     Services:

         (a) Fraud Notification and Blocking as described in Attachment B to this Agreement.

         (b) Implementation Planning pursuant to an Implementation Plan that is developed as described in Attachment C to this Agreement.


1.3. RATES AND CHARGES.

         (a) Tel-Save shall pay the rates and charges as set forth in this Agreement for all Services provided under this Agreement.

         (b) The Recurring and Nonrecurring Rates and Charges for the Services described in Section 1.1 are the same as the undiscounted Recurring and Nonrecurring Rates and Charges under the applicable Tariffs, as amended from time to time, except as specified in Attachment D to this Agreement.

         (c) The rates and charges set forth in this Agreement may not be combined in any manner with rates, charges, credits or discounts offered with respect to the Services provided under this Agreement under any AT&T general tariff (except as specifically set forth in this Agreement), contract tariff, tariffed promotion or other offering. As described in
     Section 3.2, services that Tel-Save obtains from AT&T under other serving arrangements will be included in the MAP calculations; such services will not be counted in the MARC calculations, except as provided in Section 3.l(a) with respect to AT&T Contract Tariff No 2039.

1.4. PAYPHONE COMPENSATION.

     AT&T reserves the right to increase from time to time the rates for the Services provided under this Agreement, as a result of charges imposed on AT&T stemming from an order, rule or regulation of the Federal Communications Commission or a court having competent jurisdiction relating to compensation of payphone service providers. This provision is not intended to require Tel-Save to pay the same charge twice for the same call (once to AT&T and once to the payphone service provider). This provision is intended to allow AT&T to recover its costs of the Services under this Agreement, including any charges and additional costs, relating to the compensation of payphone service providers, so long as AT&T provides Tel-Save with the option of blocking payphone-originated calls, to the same extent made available to other AT&T customers for the same service(s). It is not expected that AT&T will offer blocking for calling card calls.

1.5. TEL-SAVE IXC SWITCH.

     As used in this Agreement, the term "Tel-Save IXC Switch" means a telecommunications switch (including all remote switching modules under common control of the same central switch) with the following characteristics:

         (a) it is owned and operated by Tel-Save or an Affiliate of Tel-Save, or by an entity in which Tel-Save or an Affiliate of Tel-Save holds an ownership interest of at least

     33%, or by an entity that holds an ownership interest in Tel-Save or an Affiliate of Tel-Save of at least 33% (it is agreed for purposes of this Agreement that Tel-Save or an Affiliate of Tel-Save shall be deemed to own any switch that is the subject of a lease transaction under which (1) Tel-Save or its Affiliate is the lessee, (2) the equipment vendor or a financing company is the lessor, (3) the lease term is at least two years, and (4) the entire switch is under the exclusive possession and control of Tel-Save or its Affiliate);

         (b) it is used for the transmission of calls that are routed by a Local Exchange Carrier to the Tel-Save IXC Switch using Feature Group D Access or a functional equivalent (a LEC access facility protocol is the "functional equivalent" of Feature Group D Access if it is used by a LEC as an alternative to Feature Group D Access for routing calls from the LEC end office or access tandem to the IXC point of presence based on the CIC associated with the line on which the call originated, provided that the protocol is compatible with AT&T's network requirements);

         (c) It is capable of interconnecting circuits or transferring calling between circuits;

         (d) it has a maximum capacity of at least 100,000 access lines and 16,000 trunk lines;

         (e) it is predominantly used to provide switched telecommunications service on a Common Carrier basis; and

         (f) it has the capability to provide signaling interfaces at CCITT standards of SS7 signaling.

Provided the Tel-Save IXC Switch meets the foregoing definition, it is not necessary that all calls routed through the Tel-Save IXC Switch satisfy characteristic (b).

1.6.     DISCONTINUANCE OF CONTRACT TARIFF 1715

                  (a) Effective as of the Commencement Date, Tel-Save discontinues its subscription to AT&T Contract Tariff 1715 ("CT 1715"), pursuant to CT 1715, Section 6 E. A Termination Charge will apply as provided in that Section. AT&T will provide a limited-purpose credit under this Agreement in an amount equal to the amount of such Termination Charge. The credit will be applied to offset the amount of such Termination Charge, and cannot be applied against any other charges.

                  (b) Except as specified in this Section 1.6, Tel-Save shall not seek to discontinue without liability any AT&T term plans, Contract Tariffs, or other serving arrangements in connection with its order for service under this Agreement.

                   2. TERM OF AGREEMENT AND RELATED PROVISIONS
                      ----------------------------------------

2.1.     EFFECTIVE DATE; COMMENCEMENT DATE.

     The "Effective Date" of this Agreement shall be the date on which it is executed by each party. The "Commencement Date" shall be May 1, 1998. The rates. terms and conditions provided under this Agreement will not apply until the Commencement Date.

2.2. TERM OF AGREEMENT.

         The "Term" of this Agreement begins on the Commencement Date and ends on the day before the third-year anniversary of the Commencement Date.

                                 3. COMMITMENTS
                                    -----------

3.1. MINIMUM ANNUAL REVENUE COMMITMENT.

         (a) The Minimum Annual Revenue Commitment ("MARC") is fifty million dollars ($50,000,000) for the first and second years of the Term, and thirty-five million dollars ($35,000,000) for the third year of the Term. Each such year is sometimes referred to as a "MARC Period". The total charges for the Services set forth in Sections 1.1 and 1.2(a), together with the total charges incurred by Tel-Save for service under AT&T Contract Tariff No. 2039, net of all discounts and credits other than credit allowances for interruptions and outages, ("Total Qualified Charges") shall be applied to satisfy the MARC for the year in which the charges are incurred.

         (b) If, at the end of any month in the second or third years of the Term, the Total Qualified Charges incurred by Tel-Save during the Term is least one hundred and ten million dollars ($110,000,000) and Tel-Save is current in payment to AT&T for all telecommunications services, Tel-Save may, for the remainder of the Term, continue to purchase Services under this Agreement, without any MARC or MAP obligations. Tel-Save will be considered current in payment to AT&T under this Agreement if all billed and outstanding charges are paid, except for any amount for which the date for timely payment under Section 6.1(e) has not yet occurred.

         (c) In the event that Tel-Save exercises its right to terminate affected service components under Section 5.2(b), the MARC will be reduced (for the then-current MARC Period) by the average monthly charges associated with such service components during the three full billing months prior to the event giving rise to the right to terminate, times the number of full or partial months remaining in the MARC Period during which the service components were terminated, and (for each remaining full MARC Period) by the average monthly charges associated with such service components during the three full billing months prior to the event giving rise to the right to terminate, times twelve.

         (d) If, at the end of any MARC Period, the Total Qualified Charges incurred by Tel-Save for that period have not exceeded the MARC, Tel-Save shall pay a MARC Shortfall Charge. The MARC Shortfall Charge will vary as follows:

          -------------------------------------- -----------------------------------------
          IF THE TOTAL QUALIFIED CHARGES ARE...    THE MARC SHORTFALL CHARGE IS...
          -------------------------------------- -----------------------------------------
          More than 80% of the MARC                3% of the Total Qualified Charges
          -------------------------------------- -----------------------------------------
          More than 60%, but not more than         5% of the Total Qualified Charges
          80%, of the MARC
          -------------------------------------- -----------------------------------------
          More than 40%, but not more than         8% of the Total Qualified Charges
          60%, of the MARC
          -------------------------------------- -----------------------------------------
          More than 20%, but not more than         10% of the Total Qualified Charges
          40%, of the MARC
          -------------------------------------- -----------------------------------------
          10 or less of the MARC                   Two million five hundred thousand
                                                   dollars
          -------------------------------------- -----------------------------------------

         (e) In the event that this Agreement is terminated during a MARC Period for any reason for which a Termination Charge does not apply, the MARC for that partial period will be adjusted by multiplying the MARC by the number of full months of service in the MARC Period prior to the date of termination, and dividing by 12. For purposes of determining the amount of any MARC Shortfall Charge, the adjusted MARC will apply for an adjusted MARC Period, consisting of the same months counted in Calculating the adjusted MARC. For example, if this Agreement is terminated during month ten of the second year of the Term, adjusted MARC would be $50 million x 9 / 12, or $37.5 million. If the Total Qualified Charges incurred by Tel-Save during the first nine full months of the MARC Period were only $28 million (75% of the adjusted MARC), the MARC Shortfall Charge would be 5% of $28 million, or $1.4 million.

3.2. MINIMUM ANNUAL PERCENTAGE.

         (a) Except as provided in Section 3.l(b), the Minimum Annual Percentage ("MAP") shall apply for each year of the Term, each of which is sometimes referred to as a "MAP Period."

         (b) In the event that this Agreement is terminated for any reason in the middle of a MAP Period, the MAP shall apply for the portion of that period ending as of the date of such termination

         (c) The MAP applies to Tel-Save and its Affiliates, collectively. (An entity is an "Affiliate" of a party if the entity owns a controlling interest in the party or an Affiliate of the party; or if the party or an Affiliate of the party owns a controlling interest in the entity.) An entity that ceases to be an Affiliate of Tel-Save will continue to be subject to the MAP requirements of this Agreement until AT&T receives notice from Tel-Save advising that such entity is no longer a Tel-Save Affiliate.

         (d) The MAP shall be ninety percent (90%) for all domestic outbound and inbound voice InterLATA services ("MAP Services").

         (e) Within sixty (60) days after the end of any period for which the MAP applies, Tel-Save shall certify to AT&T in writing:

              (1) the total amount of all charges (net of all discounts, credits, taxes and surcharges) incurred during that same period by Tel-Save and its Affiliates for all MAP Services, and

              (2) the specific amounts of such charges (net of all discounts, credits, taxes and surcharges) that are claimed to be Exempt Charges pursuant to Section 3.2(e)(2).

         (f) The amounts certified by Tel-Save pursuant to Section 3.2(e) are subject to audit as described in Section 3.3. Tel-Save has secured or shall secure the agreement of each Tel-Save Affiliate to permit AT&T to audit its expenditures for telecommunications services pursuant to Section 3.3 for the period during which it is an Affiliate of Tel-Save.

         (g) The difference between the total amount of all charges incurred for MAP Services (the total amount properly certified in Section 3 2(e)(1)) and the total amount of any Exempt Charges (the total amount properly certified in Section 3.2(e)(2)) shall constitute the "Total Tel-Save Charges". The "MAP Attainment Amount" shall be equal to the product of the MAP times the Total Tel-Save Charges:

--------------------------------------------------------------------------------
 MAP Attainment Amount = MAP x (Total Changes for MAP Services - Exempt Charges)
--------------------------------------------------------------------------------

         (h) In the event of a Change in Control of Tel-Save, Tel-Save (or its successor-in-interest) may elect to either (1) convert the MAP commitment to a fixed revenue commitment or (2) eliminate the MAP and become subject to a modified MARC Shortfall Charge, by providing notice to AT&T of such election within thirty (30) days after such Change in Control occurs. A "Change in Control" occurs in the event that either a single third party, or a consortium of third parties acting in concert, acquires possession, directly or indirectly, of (1) more than one-half of the outstanding voting securities of Tel-Save or its direct or indirect corporate parent, or (2) the power to direct the management or operational policies of Tel-Save, whether by voting securities or otherwise.

              (1) If Tel-Save elects to convert the MAP commitment to a fixed revenue commitment, the MAP Attainment Amount will become a fixed amount, equal to ninety percent (90%) of the difference between the Total Charges for MAP Services and the Exempt Charges (each determined by the certification and audit process set forth in Sections 3.2(e) and 3 2(f)) for the three full months immediately prior to the Change in Control. Section 3.2(g) and 3.2(k) will no longer apply.

              (2) If Tel-Save elects to eliminate the MAP and become subject to a modified MARC Shortfall Charge, Section 3.2 will no longer apply, except that the following MARC Shortfall Charge provision shall apply in lieu of Section 3.1(d): If, at the end of any MARC Period, the Total Qualified Charges incurred by Tel-Save for that period have not exceeded the MARC, Tel-Save shall pay a MARC Shortfall Charge equal to the difference between the MARC and the Total Qualified Charges for that period.

         (i) The total charges (net of all discounts, credits, taxes and surcharges) for MAP Services provided by AT&T to Tel-Save and its Affiliates shall constitute the "Tel-Save's AT&T Charges." In the event that Tel-Save's AT&T Charges do not exceed the MAP Attainment Amount for any MAP Period, Tel-Save shall pay a Shortfall Charge equal to the difference between the MAP Attainment Amount and Tel-Save's AT&T Charges for that period.

         (j) If Tel-Save obtains MAP Services from another carrier as a result of capacity constraints specifically identified by AT&T in advance, Tel-Save may request that the parties engage in a joint MAP assessment. In the course of any such assessment, the parties will review the nature and extent of the capacity constraints and the level of traffic to be obtained from another carrier, and will jointly determine whether any adjustment in the MAP Attainment Amount is appropriate under the circumstances.

         (k) For purposes of determining whether Tel-Save has attained the Attainment Amount, any charges falling within the following categories shall be considered Exempt Charges:

              (1) charges for substitute services obtained by Tel-Save or an Affiliate of Tel-Save as a result of a force majeure condition pursuant to Section 7 3;

              (2) charges for services provided to Tel-Save or an Affiliate of Tel-Save solely using interexchange facilities owned or leased and operated by Tel-Save or an Affiliate of Tel-Save together with network equipment (such as switches) owned or leased and operated by Tel-Save or an Affiliate of Tel-Save;

              (3) charges for services installed as a replacement for services that are subject to partial discontinuance, pursuant to Section 5.2(b);

              (4) charges for services under commitment to another Interexchange Carrier if the commitment was entered into by an entity that becomes a Tel-Save Affiliate after the Effective Date (and such commitment was entered into before the entity becomes a Tel-Save Affiliate), unless the charges Tel-Save would incur to terminate such commitment would be less than $10,000; provided that such charges will be considered Exempt Charges only to the extent (A) they do not exceed one hundred and ten percent (110%) of the charges necessary to avoid incurring liability for shortfall charges and (B) they are incurred during the term commitment that applied as of the date the entity became a Tel-Save Affiliate;

              (5) With respect to any entity which becomes a Tel-Save Affiliate after the Effective Date, charges for services obtained by that entity from another Interexchange Carrier under an arrangement that was in effect before the entity became a Tel-Save Affiliate, provided that (A) Tel-Save submits complete service orders to AT&T to convert such services to AT&T Service under this Agreement within thirty (30) days after the entity becomes a Tel-Save Affiliate, and (B) this exemption shall cease to apply when AT&T is able to provide such service (except that this exemption shall remain in effect if, within 30 days after AT&T's receipt of a complete service order from Tel-Save for conversion of the service to AT&T, AT&T fails to provide to Tel-Save an installation date for that service that is within 180 days after AT&T's receipt of the complete service order); and

              (6) such other charges as an officer of AT&T agrees in writing are to be considered Exempt Charges under Section 3.2(k) of this Agreement.

3.3. MAP AUDITS.

         (a) Not more than once each twelve months, AT&T may audit the books and records of Tel-Save and its Affiliates directly relating to their expenditures for telecommunications services (hereinafter "Tel-Save Records"), solely for the purposes of verifying the accuracy of the certifications submitted by Tel-Save pursuant to Section 3.2(e) and determining the MAP Attainment Amount. Any information obtained by AT&T pursuant to this audit may be used only for purposes of this Section 3.3, and may not be provided to or used by any AT&T personnel not involved in carrying out Section 3.3.

         (b) Tel-Save and its Affiliates shall cooperate reasonably in any AT&T audit, providing reasonable access to any and all Tel-Save Records necessary to verify the accuracy of the certifications submitted by Tel-Save pursuant to Section 3.2(e) and determining the MAP Attainment Amount.

         (c) If any audit reveals that the certifications submitted by Tel-Save pursuant to Section 3.2(e) resulted in an error in the calculation of the MAP Attainment Amount in favor of Tel-Save totaling three percent (3%) or more and results in Tel-Save owing AT&T a greater MAP Shortfall Charge than otherwise would have been assessed, Tel-Save shall reimburse AT&T for the reasonable cost of the audit, including out-of-pocket costs and internal costs attributable to the conduct of the audit, not to exceed $50,000.00.

         (d) Tel-Save may satisfy any audit request under this Section 3.3 by permitting an audit of Tel-Save Records by an external auditor selected by the parties and paid by AT&T in lieu of permitting an audit by AT&T personnel. The auditor must keep any information it obtains from Tel-Save confidential, and provide AT&T only with information verifying (or refuting) the certification and determining the MAP Attainment Amount.

3.4. SHORTFALL CHARGES NOT CUMULATIVE.

         If for the same period there is a MARC Shortfall Charge and a MAP Shortfall Charge, Tel-Save shall be liable only for the larger Shortfall Charge.

                               4. USE OF SERVICES
                                  ---------------

4.1. RESALE OF SERVICES.

         (a) Tel-Save may use the services provided under this Agreement for any lawful purpose consistent with the transmission and switching parameters of the telecommunications network, and may resell its use (or the use of any part thereof) to a third party in the normal course of Tel-Save's business, except as specifically prohibited or limited by law or this Agreement. Tel-Save may use the AT&T Network Connection Services provided under this Agreement as a component of its own end to end service to be provided either to entities that will use Tel-Save's services for purposes other than resale (such entities are referred to in this Agreement as "End Users") or to other carriers that will use Tel-Save's services for purposes of resale by such other carriers either to End Users or to other intermediaries for ultimate resale to End Users (such other carriers, and any other intermediaries in the sales chain between Tel-Save and an End User are referred to in this Agreement as "Intermediate Carriers").

         (b) The AT&T Network Connection Services provided under this Agreement have been designed based on the specific capacity estimates provided by Tel-Save. AT&T Network Connection - Outbound Service is available under this Agreement only for use in connection with the following Tel-Save Carrier Identification Codes (the "Authorized Tel-Save CICs"): 6746, 5453, 6060, and 6678.

4.2. RELATIONSHIP AND COMMUNICATION WITH END-USERS.

     AT&T has no relationship under this Agreement with the End Users or Intermediate Carriers to which Tel-Save may provide service. AT&T has no obligation under this Agreement to communicate with, support, or otherwise interact with such End Users or Intermediate Carriers, except (a) where communications between AT&T and End Users is necessary for call processing, including (to the extent provided by AT&T) operator services, directory assistance, and calling cards, and (b) as specifically provided in this Agreement or in AT&T Tariff F.C.C. No. I or AT&T Tariff F.C C. No 2, as those tariffs may be amended from time to time AT&T has No. 1 or AT&T Tariff F.C.C. No. 2, as those tariffs may be amended from time to time. AT&T has no obligation under this Agreement to communicate with, support, or otherwise interact with such Intermediate Carriers, except that AT&T will accept orders from an agent appointed by Tel-Save, limited to one Intermediate Carrier for SDN Service and to one Intermediate Carrier for DNS Service. Tel-Save retains responsibility for the acts or omissions of its agents. Other than as provided herein communicating with, supporting, and otherwise interacting with such End-Users and Intermediate Carriers shall be the sole responsibility of Tel-Save.

4.3. ABUSE OF THE SERVICES.

     Abuse of the Services is prohibited. The following activities constitute abuse:

         (a) Using the Services to make calls that might reasonably be expected to frighten, abuse, torment, or harass another,

         (b) Using the Services in such a way that it interferes unreasonably with the use of AT&T's network by others,

         (c) Willfully using AT&T MEGACOM Service to carry domestic calls that originate on the Tel-Save network or network of another facilities-based Interexchange carrier other than AT&T and terminate disproportionately to locations for which the incumbent Local Exchange Carrier's rate for terminating switched access is higher than $0.03 per minute constitutes abuse of service.

In the event that AT&T believes in good faith that such abuse is occurring, AT&T will provide written notice of such abuse to Tel-Save, including as much detail as is reasonably sufficient to enable Tel-Save to investigate the matter. If, within five (5) business days after its receipt of such notice, the abuse has not ended, or Tel-Save has not demonstrated to AT&T's reasonable satisfaction that the abuse is not in fact occurring, AT&T may terminate, restrict, or suspend Service to the location(s), and only the location(s) at which such abuse is occurring.

4.4. FRAUDULENT USE OF THE SERVICES.

     The fraudulent use of, or the intended or attempted fraudulent use of, Service is prohibited. The Following activities constitute fraudulent use:

         (a) Using the Services to transmit any message or code, locate a person, or otherwise give or obtain information, without payment for the Services, or

         (b) Using or attempting to use the Services with the intent to avoid the payment, either in whole or in part, of any charges by any means or device. Fraudulent use of AT&T Private Line Services shall not include designing, redesigning or reconfiguring Tel-Save's network or facilities, or those of any of its customers, to improve their efficiency, including the use of multiplexing equipment, store and forward devices, traffic concentrators, and data or voice compression equipment.

4.5. INTERFERENCE, IMPAIRMENT OR IMPROPER USE OF THE SERVICES.

     Tel-Save may not use the Services in any manner that results in immediate harm, or the risk of immediate harm, to the AT&T network or other AT&T services. Harm to the AT&T network or other AT&T services as used herein does not include economic harm to AT&T that may result from Tel-Save's use or resale of the Services as part of competitive offerings of Tel-Save.

                           5. DEFAULT AND TERMINATION
                              -----------------------

5.1.     EVENTS OF DEFAULT.

                  (a)      Tel-Save may declare AT&T to be in default if:

                           (1)  AT&T  breaches  any  material  warranty,   term,
                  condition or obligation of this Agreement and fails to cure such breach within ninety (90) days after Tel-Save provides notice to AT&T of prospective default under this provision;

                           (2)  either  (A)  any  license,  permit,  consent  or
                  approval of any governmental body, authority, agency or instrumentality is revoked, withdrawn, withheld, materially modified or otherwise fails to remain in full force and effect, or (B) a foreign, federal, state or local statute,
                  regulation   or  order  is  enacted,
                  adopted or otherwise promulgated, with the result that AT&T is unable to perform its obligations under this Agreement and AT&T does not remedy or negate the effects of the revocation, withdrawal, modification, order, adoption or promulgation within one hundred eighty (180) days after Tel-Save provides notice to AT&T of prospective default under this provision

                  (b)      AT&T may declare Tel-Save to be in default if:

                           (1) Tel-Save  fails to pay make timely payment of any
                  invoice and fails to cure its breach by making the required payment within five (5) days after AT&T provides notice to Tel-Save of prospective default under this provision, having made its best efforts to ensure that an officer of Tel-Save receives actual timely notice of such prospective default under this provision;

                           (2) Tel-Save fails to cure a breach of the provisions
                  of Section 8.1 or 8.1(f)(3) regarding the use of AT&T's name or Marks within thirty (30) days after AT&T provides notice to Tel-Save of prospective default under this provision;

                           (3) Tel-Save  breaches any material  warranty,  term,
                  condition or obligation of this Agreement and fails to cure such breach within ninety (90) days after AT&T provides notice to Tel-Save of prospective default under this provision;

                           (4)  either  (A)  any  license,  permit,  consent  or
                  approval of any governmental body, authority, agency or instrumentality is revoked, withdrawn, withheld, materially modified or otherwise fails to remain in full force and effect, or (B) a foreign, federal, state or local statute, regulation or order is enacted, adopted or otherwise promulgated, with the result that Tel-Save is unable to perform its obligations under this Agreement and, notwithstanding its best efforts to do so, Tel-Save does not remedy or negate the effects of the revocation, withdrawal, modification, order, adoption or promulgation within one hundred and eighty (180) days after AT&T provides notice to Tel-Save of prospective default under this provision.

                  (c) For the purposes of this Agreement either party to this Agreement shall be in default if such party:

                           (1) ceases to do business as a going concern;

                           (2) makes a general assignment for the benefit of, or
                  enters into any arrangement with creditors in lieu thereof;

                           (3) is unable or admits in writing its inability to pay its debts as they become due;

                           (4) is insolvent, bankrupt or the subject of a receivership;

                           (5)  authorizes,   applies  for,  or  consents to the
                  appointment of a trustee or liquidator of all, or a substantial part, of its assets, or has proceedings seeking such appointment commenced against it which are not terminated within ninety (90) days of such commencement;

                           (6) files a voluntary  petition  under any bankruptcy
                  or insolvency law or files a voluntary petition under the reorganization of arrangement provisions of the laws of the United States pertaining to bankruptcy or any similar law of any jurisdiction or has proceedings under any such law instituted against it which are not terminated within sixty (60) days of such commencement; or

                           (7) has any substantial part of its property subjected to any levy, seizure, assignment or sale for or by any creditor or governmental agency without such levy, seizure, assignment or sale being released, lifted, reversed or satisfied within ten (10) days.


                  (d) The periods provided under this Section 5.1 for a party to cure a breach of this Agreement do not affect any rights (other than the right to terminate) or causes of action that may arise out of such breach.

5.2.     TERMINATION WITHOUT LIABILITY BY TEL-SAVE.

                  (a) Tel-Save shall have the right, upon notice to AT&T, to terminate this Agreement with no termination liability on the part of Tel-Save if AT&T defaults as described in Section 5.1(a) or (c) and does not cure the default prior to Tel-Save providing notice of it exercising its night to terminate. Tel-Save must exercise its right to terminate by providing AT&T written notice of termination. Such termination is effective 60 days after written notice is provided to AT&T. All provisions of this Agreement will continue to apply during such 60-day period, except that the MARC and MAP shall not apply.

                  (b) Where less than a material portion of the Services is affected by the event of default, Tel-Save's right to terminate is limited to the affected service components or geographical area, and the MARC shall be reduced as provided in Section 3.1(c).

5.3.     TERMINATION WITHOUT LIABILITY BY AT&T.

                  (a) AT&T shall have the right, upon notice to Tel-Save, to terminate this Agreement with no termination liability on the part of AT&T if Tel-Save defaults as described in Section 5.1(b) or (c) and does not cure the default within the time allowed. In the event of a default under Sections 5.l(b)(1) or 5.l(b)(2), AT&T may cease to provide service under this Agreement immediately upon expiration of the cure period (provided that Tel-Save has not cured at the time AT&T ceases to provide service), without further notice to Tel-Save, termination of the Agreement shall be effective immediately upon AT&T's giving written notice of termination to Tel-Save. In the event of a default under Sections 5.1(b)(3), 5.l(b)(4) (if legally permitted), or 5.1(c), the termination shall be effective 60 days after written notice is provided to Tel-Save. All provisions of this Agreement will continue to apply during such 60-day period, except that the MARC and MAP shall not apply.

                  (b) Where less than a material portion of the Services is affected by the event of default, AT&T's right to terminate is limited to the affected service components or geographical area.

                  (c) In the event that AT&T terminates this Agreement as provided in this Section, Tel-Save shall pay a Termination Charge equal to (1) if the termination occurs in the first year of the Term, thirty-five percent of the difference between $110,000,000 and the Total Qualified Charges incurred by Tel-Save during the Term, or (2) if the termination occurs in the second year of the Term, twenty-five percent of the difference between $110,000,000 and the Total Qualified Charges incurred by Tel-Save during the Term; except that no Termination Charge will apply if the sole reason for termination is a default by Tel-Save under Section 5.1(b)(4).

                                   6. BILLING

6.1.     BILLING AND PAYMENT.

                  (a) For AT&T Network Connection Services, AT&T shall provide consolidated summary invoices and call detail records to Tel-Save as provided in Attachment A. For other AT&T services, AT&T shall provide monthly invoices to a single Tel-Save location.

                  (b) AT&T is not obligated to issue any bills under this Agreement to End User or Intermediate Reseller locations. Tel-Save may request that AT&T deliver bills to locations designated by Tel-Save for AT&T 800 Services provided to Tel-Save under this Agreement, for up to 14,000 billing accounts. All or a majority of such accounts will be converted to a network billing arrangement as described in Section 6.l(c). For any accounts (such as AT&T MasterLine(R) Service accounts) that are unable to be converted pursuant to Section 6.1(c), Tel-Save may request that AT&T deliver bills without any AT&T Marks on them to locations designated by Tel-Save. Tel-Save may request that

         AT&T deliver bills to locations designated by Tel-Save for AT&T SDN Service, for up to 10,000 billing accounts. If AT&T issues bills to any Tel-Save End Users, AT&T may issue bills without any AT&T Marks on them. All other bills for Service provided under this Agreement will be sent to one Tel-Save location.

                  (c) The parties will work together to convert the (approximately) 14,000 AT&T 800 billing accounts referred to in Section 6.1(b) from a location billed arrangement to a network billed arrangement (i.e., an arrangement under which the billing information is sent directly to Tel-Save) as described below. On or prior to May 7, 1998, AT&T shall provide to Tel-Save one or more computer-generated files with billing and account information for these accounts, to the extent such information is available to AT&T from existing databases. Such files will be (1) provided on magnetic or electronic media, (2) formatted in a non-proprietary database or flat file format, and (3) arranged using a mutually agreed upon record layout. The parties will exercise best efforts to determine in writing, within seven days or less after the Effective Date, mutually agreeable parameters for such files (i.e., the media, format and record layout) and for all other information in AT&T's possession reasonably required by Tel-Save for purposes of effective billing and/or service conversion. If information in AT&T's possession is reasonably required by Tel-Save for purposes of effective billing and/or service conversion, but is not available to
         AT&T from existing databases by May 7, 1998, AT&T will exercise best efforts to obtain such information from existing databases as quickly as possible. AT&T will not parse or manipulate the information available from existing databases so it will be more useful to Tel-Save, except to the extent mutually agreed by the parties. All bills for which all timely-billed usage occurs more than thirty days after all such information as is necessary to effectively bill and/or convert the accounts (other than aged trial balance information, which will be provided as described below) is provided to Tel-Save will be sent to one Tel-Save location (provided any additional facilities needed to accommodate the conversion have been provisioned and tested, and are available for use prior to the conversion date). AT&T will provide aged trial balance information to Tel-Save on a three-, four- or five-business day a week basis beginning at least ten days prior to the first scheduled conversion date. The parties will exercise best efforts to implement this conversion by May 15, 1998, for Tel-Save End Users located in the states of Florida, North Carolina, New York, South Carolina, Georgia, and Connecticut. Notwithstanding the provisions of Section 8.1 and 8.2, the first bill issued by Tel-Save to the locations being converted pursuant to this Section may include the phrase. "Your service continues to be provided by Network Services utilizing the AT&T network". AT&T shall not use or make available for its own marketing efforts any proprietary information that is or has been provided by Tel-Save, or otherwise obtained by AT&T in connection with the provision of service to Tel-Save, with respect to the accounts being converted pursuant to this Section.

                  (d) Tel-Save acknowledges that any such bills rendered by AT&T are for services provided by AT&T to Tel-Save, and that by rendering such bills to the locations designated by Tel-Save, AT&T is not providing a billing service to Tel-Save. Tel-Save understands that the amounts stated on the bills will be calculated by AT&T to reflect AT&T's rates and charges to Tel-Save, and (as applicable) the taxes due on such amounts. Tel-Save is entirely responsible for its own compliance with any tax and regulatory obligations that may arise in connection with its provision of service to its customers.

                  (e) Payment of charges under this Agreement is due, and Tel-Save's obligation to pay such charges is enforceable, upon presentation of a bill to Tel-Save. Payment shall be considered timely if made within one month after the date of the bill, except if Tel-Save provides to AT&T, within one month after the date of the bill on which a charge first appears, a written explanation of the basis for a Bill Dispute with respect to that charge, payment shall be considered timely if made within the later of (1) two months after the date of the bill,
         (2) ten (10) days after the date of receipt of the written explanation required by Section 6.2(b), or (3) such later date as AT&T may specify in writing.

                  (f) Tel-Save shall be solely responsible for rendering bills to and collecting charges from its own customers. Failure of Tel-Save to bill or collect charges shall not excuse in whole or in part Tel-Save's responsibilities to AT&T under this Agreement, including but not limited to the responsibility to render to AT&T timely payment of charges.

                  (g) If Tel-Save does not make payment of any charge(s) within 45 days after the bill date, AT&T may apply a late payment charge equal to one percent (1%) of such charge(s) for each whole or partial month between such forty-fifth day and the date on which the payment is made to AT&T, except that if such charge is found to be in excess of the maximum amount allowed by applicable law, the late payment charge shall be the maximum amount allowed by applicable law.

                  (h) Tel-Save is responsible for safeguarding the Services from use by unauthorized persons, and to pay all charges for use of the Services by any persons whether or not authorized by Tel-Save.

6.2.     BILL DISPUTES.

         A "Bill Dispute" is a bona fide dispute of a billed charge that has been identified to AT&T in writing by Tel-Save. A pending Bill Dispute does not relieve Tel-Save of the obligation to pay the disputed charge, except as provided in Section 6.1(e). The following process shall apply for resolution of Bill Disputes:

                  (a) When Tel-Save provides a written explanation of the basis for a Bill Dispute, AT&T shall promptly commence an investigation of the Bill Dispute in an effort to complete its investigation of the Bill Dispute within sixty (60) days after the date on which Tel-Save provides such written explanation.

                  (b) If, as a result of its investigation, AT&T concludes that the disputed charge is correct (in whole or in part), AT&T shall promptly provide to Tel-Save a written explanation of the basis for its conclusion. If, as a result of its investigation, AT&T concludes that a disputed charge is incorrect (in whole or in part), AT&T shall promptly process an appropriate billing credit.

                  (c) If Tel-Save disagrees with AT&T's resolution of a Billing Dispute, Tel-Save may initiate the dispute resolution procedures of
         Section 12, including specifically proceedings for injunctive relief pursuant to Section 12.3.

6.3.     DEPOSITS

         No initial deposit is required of Tel-Save. In the event of a change in circumstances that increases AT&T's risk of non-payment under this Agreement, AT&T may require Tel-Save, during the term of this Agreement, to tender a deposit in an amount to be determined by AT&T in its reasonable discretion. Any deposit will be held by AT&T as a guarantee for the payment of charges (including but not limited to potential shortfall charges). A deposit does not relieve Tel-Save of the responsibility for the prompt payment of bills. Interest (at the rate of 6% per year) will be paid to Tel-Save for any period that a cash deposit is held by AT&T. A failure of Tel-Save to post a deposit as required by AT&T pursuant to this Section shall constitute a material breach of this Agreement by Tel-Save.

                  7. LIMITATIONS OF LIABILITY: INDEMNIFICATION
                     -----------------------------------------

7.1.     LIMITATIONS OF LIABILITY.

                  (a)  AT&T's  liability,  if  any,  for  any  claim  or suit by
         Tel-Save or its Affiliates for damages associated with the installation, provision, termination, maintenance, repair or restoration of any of the Services shall not exceed an amount equal to:

                           (1) for Services  subject to measured  usage charges,
                  the initial period charge for the call for the period during which the call was affected;

                           (2) for all other Services,  the proportionate charge
                  under this Agreement for the Service for the period during which the service was affected.

         Any liability for damages shall be in addition to any credit allowance that may otherwise be due to Tel-Save.

                  (b) AT&T shall not be liable for damages to a premises resulting from the furnishing of the Services, including the installation and removal of equipment and associated wiring, unless the damage is caused by its negligence.

                  (c) IN NO EVENT SHALL AT&T OR TEL-SAVE BE LIABLE IN CONNECTION WITH THE PROVISION, USE OR RESALE OF THE SERVICES FOR INDIRECT,
         INCIDENTAL, CONSEQUENTIAL, RELIANCE OR SPECIAL DAMAGES, INCLUDING WITHOUT LMTATION DAMAGES FOR LOST PROFITS OR DIMINISHED BUSINESS VALUE, REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, INDEMNITY
         WARRANTY, STRICT LIABILITY OR TORT, INCLUDING WITHOUT LMTATION NEGLIGENCE OF ANY KIND WHETHER ACTIVE OR PASSIVE, PROVIDED THAT:

                           (1) NOTHING IN THIS SECTION 7.1 SHALL LIMIT THE PARTIES' RESPECTIVE RIGHTS AND OBLIGATIONS UNDER SECTION 7.2; AND

                           (2) THE  LMTATIONS  OF  LIABILITY  DESCRIBED  IN THIS
                  SECTION 7.1 SHALL NOT RENDER INAPPLICABLE ANY CHARGES OR OTHER LIABILITIES FOR WHICH A PARTICULAR AMOUNT, FORMULA

                  OR OTHER METHOD OF CALCULATION IS SPECIFICALLY PROVIDED IN THIS AGREEMENT.

                  (d)  NOTHING IN THIS  AGREENIENT  SHALL LIMIT  EITHER  PARTY'S
         LIABILITY IN TORT FOR (1) THAT PARTY'S WILLFUL OR INTENTIONAL MISCONDUCT OR (2) DAMAGES TO INDIVIDUALS OR THEIR ESTATES FOR BODILY INJURY OR DEATH PROXIMATELY CAUSED BY THAT PARTY'S NEGLIGENCE. NOTHING IN THIS SECTON 7.1 SHALL LIMIT THE PARTIES' RESPECTIVE RIGHTS AND OBLIGATIONS UNDER SECTION 7.2.

                  (e)  The   limitations  of  liability  and  other  limited  or
         exclusive remedies set forth in this Agreement shall survive any frustration of the essential purpose of the remedy.

7 2.     INDEMNIFICATION.

                  (a) AT&T shall be indemnified, defended, and held harmless by Tel-Save against all claims, losses, or damages awarded, to the extent that they arise from the use of the Services, regardless of the form of action, whether in contract, tort, warranty, or strict liability, involving:

                           (1) Claims for libel,  slander,  invasion of privacy,
                  or infringement of copyright arising from any communication not made by AT&T or its agent;

                           (2) Claims for patent infringement arising from combining or using the Services in connection with facilities or equipment furnished by others, provided that such claim would not have arisen if the Services had not been combined or used in connection with facilities or equipment furnished by others;

                           (3) Claims,  including  claims based on AT&T's active
                  or passive negligence, brought against AT&T by any of Tel-Save's customers, Affiliates, customers of Tel-Save Affiliates, Intermediate Carriers or End Users, related to the Services provided to Tel-Save under this Agreement;

                  (b) Tel-Save shall be indemnified, defended and held harmless by AT&T against all claims, losses or damages awarded, to the extent that they arise from use of the Services involving claims of patent, copyright, trademark or trade secret infringements arising solely from the use of the Services.

                  (c) If, in connection with any claim, lawsuit, or demand brought by a third party against either party (the "Indemnified Party"), the Indemnified Party asserts it is entitled to indemnification and defense from the other party (the "Indemnified Party asserts it is entitled to indemnification and defense from the other party (the "Indemnified Party") pursuant to this Agreement, the Indemnified Party shall provide prompt written notice to the Indemnifying Party of such claim, lawsuit or demand, and shall tender the defense of such claim, lawsuit, or demand to the Indemnifying Party. The Indemnified Party shall cooperate in every reasonable manner with the defense or settlement of such claim, lawsuit, or demand. The Indemnifying Party shall not be liable for settlements by the Indemnified party of any such claim, demand, or lawsuit unless the Indemnifying Party has approved the settlement in advance or unless the defense of the claim, demand, or lawsuit has been tendered to the Indemnifying Party, in writing, and the Indemnifying Party has failed promptly to undertake the defense. Indemnified party of any such claim,
                                       32
         demand, or lawsuit unless the Indemnif3inc, Party has approved the settlement in advance or urdess the defense of the claim, demand, or lawsuit has been tendered to the Indemnifying Party, in writing, and the Indemnifying Party has failed promptly to undertake the defense.

7.3.     FORCE MAJEURE.

         Neither party nor its Affiliates or subcontractors shall be liable in any way for delay, failure performance, loss or damage related to this Agreement due to any of the following: fire, strike, embargo, explosion, power blackout, lightning, power surges or failures, fuel or energy shortages, earthquake, volcanic action, flood, war, water, the elements, labor disputes, acts of civil or military authorities, acts of God, acts of the public enemy, inability to secure raw materials, inability to secure products, acts or omissions of other carriers (except, for Tel-Save, the acts or omissions of its Intermediate Carriers), preemption of existing services to restore service in compliance with
Part 64, Subpart D, Appendix A, of the FCC's Rules and Regulations, or other causes beyond its reasonable control, whether or not similar to the foregoing (a "Force Majeure Condition"); provided, however, that any failure or inability by Tel-Save to resell Services provided under this Agreement or to collect payment from its Intermediate Carriers or End-Users shall not be considered a Force Majeure Condition. Tel-Save may suspend a MARC Period for any whole months in which Tel-Save's use of the Services is substantially affected by a Force Majeure Condition. Tel-Save must notify AT&T within thirty (30) days after the onset of a Force Majeure Condition of its election to suspend the MARC Period, and must notify AT&T of the whole months for which its use of the Services was substantially affected within thirty (30) days after the cessation of the Force Majeure Condition. Any disputes regarding the suspension of the MARC Period will be subject to arbitration pursuant to Section
12.2. If a MARC Period is suspended under this provision, the whole months during which the suspension is in effect will be excluded from the MARC Period, and the affected MARC Period and the Term will be extended by the same number of months. All charges incurred by Tel-Save during such months will be excluded from all calculations under Section 3.1. (The MAP Period will be extended to be coterminous with the MARC Period and will continue to apply for the months during which the MARC Period is suspended, subject to all applicable MAP provisions, including the exemption described in Section 3.2(k)(1).) The party experiencing any experiencing any Force Majeure Condition shall cooperate with the reasonable requests of the other party in such party's efforts to minimize the impact of such circumstances.

7.4.     LIMITATION OF ACTIONS.

         Neither party may bring a claim or action arising out of or related to this Agreement or the Services provided hereunder, excluding any claim of fraud or misrepresentation, more than two (2) years after the cause of action arises. The parties hereby waive the right to invoke any different limitation on the bringing of actions provided under state or federal law.

7.5.     DISCLAIMER  OF WARRANTIES.

         AT&T (INCLUDING ITS SUBSIDIARIES, AFFILIATES, PREDECESSORS, SUCCESSORS AND ASSIGNS) MAKES NO WARRANTIES, EXPRESS OR IMPLIED, EXCEPT AS MAY BE SPECIFICALLY SET FORTH IN THIS AGREEMEENT, AND

SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES.

7.6.     EXCLUSIVE REMEDIES.

         The remedies available to either party for any breach of this Agreement by the other or for any other claim against the other arising out of or in connection with the provision, use or resale of the Services shall be solely and exclusively limited to: (a) monetary damages (including unpaid charges and damages pursuant to Section 8.2), subject to the limitations of liability set forth in Section 7.1 of this Agreement, (b) indemnification, as provided in
Section 7.2 of this Agreement; (c) full or partial termination of this Agreement, as provided under Sections 5.2 or 5.3 of this Agreement, and (d) temporary and/or permanent injunctive relief, as provided under Section 12.3 or 12 4 of this Agreement.

                            8. INTELLECTUAL PROPERTY
                               ---------------------

8.1.     RESTRICTIONS AGAINST USE OF NAME AND BRAND IDENTIFICATION.

                  (a) Neither Tel-Save nor AT&T shall use the other's  corporate or trade names, trademarks, service marks, trade dress or other symbols that serve to identify and distinguish such party from its competitors, ("Marks"), nor permit them to be displayed or used by third parties, in connection with the advertising, promotion, marketing, sale, provisioning, or billing of telecommunications services, or associated customer care activities, except as provided in Section 8.1(d) (with respect to a legally required use of name), 8.1 (e) * * * , or 8.1(f) *
         * * , or except with the prior written approval of the other party (which approval may be withdrawn by such party at any time upon reasonable notice to the other party). Either party may make fair use of the other's corporate or trade names, trademarks or service marks in comparative commercial advertising solely to identify the other party or its competing services, provided such use is made in a manner that is not likely to cause confusion.

                  (b) Neither Tel-Save nor AT&T will (1) use the other party's corporate logos, trade dress, or other symbols that serve to identify and distinguish such other party from its competitors (or use confusingly similar corporate logos, trade dress or such other symbols), or (2) conduct business under the other party's Marks (or under any confusingly similar corporate or trade names, logos, trademarks, service marks, trade dress or such other symbols).

                  (c) Except as provided in Section 8.1(d) (with respect to a legally required use of name), 8.1(e) * * * , or 8.1(f) * * * , or except with the prior written approval of the other party (which approval may be withdrawn by such party at any time upon reasonable notice to the other party), * * *

                  (d) Legally Required Use: Either party may use the other's corporate name to the extent it is specifically required by statute, regulation or other government requirement to do so. If Tel-Save believes in good faith that it is legally required to use AT&T's name, in connection with the advertising, promotion, marketing, sale, provisioning or billing of telecommunications services, or associated customer care activities, in a manner that would otherwise be inconsistent with the provisions of Section 8.1, Tel-Save shall provide prior written notice to AT&T, providing a full detailed explanation of the manner in which Tel-Save believes it is required to use AT&T's name, the basis for such belief, and why the other provisions of
         Section 8.1 are insufficient to satisfy the legal requirement. Such notice shall include a specific reference to this Section 8.1(d). (To the extent practicable under the circumstances, Tel-Save shall provide such notice to AT&T at least 15 days prior to the date on which Tel-Save believes it is required to begin using AT&T's name in this manner.) Following its receipt of such notice, AT&T may institute a legal proceeding for a declaratory judgment and/or injunctive relief to prevent such use of name by Tel-Save. Any dispute arising under this
         Section 8.1(d) as to the nature or extent of any statutory or regulatory requirement that Tel-Save use AT&T's name shall not be subject to arbitration under Section 12.2.

                  (e)      * * *

                  (f)      * * *

                  (g) Nothing in this Agreement creates in a party rights in the Marks of the other party.

8.2.     INCONSISTENT USE.

                  (a) If Tel-Save, in connection with its resale of the Services provided under this Agreement, is using AT&T's corporate or trade names, logos, trademarks, service marks, trade dress or other symbols that serve to identify and distinguish AT&T from its competitors, in a manner inconsistent with the provisions of Section 8.1 (an "Inconsistent Use"), Tel-Save shall be liable for liquidated damages in the amount of $100,000 per day until such time as the Inconsistent Use has ended, subject to the phase-in schedule described in Section 8.2(b). If the Inconsistent Use consists of * * * , the liquidated damages will not apply until 24 hours after AT&T provides notice to Tel-Save of the Inconsistent Use.

                  (b)  Tel-Save's   liability  for  liquidated  damages  for  an
         Inconsistent Use shall be phased in according to the following schedule

                       * * *

                  (c) Tel-Save shall take such steps that are reasonably possible to ensure that no Intermediate Carriers takes any action that, if done directly by Tel-Save, would constitute an Inconsistent Use. If an Intermediate Carrier does take such action, Tel-Save shall take all steps as are reasonably possible to cause the Inconsistent Use by the Intermediate Carrier to be ended or corrected, to AT&T's reasonable satisfaction (the "Required Steps"). To comply with this obligation to take Required Steps section, Tel-Save will do the following:

                       * * *

                  (d) If AT&T finds that an Intermediate Carrier has taken action that, if done directly by Tel-Save, would constitute an Inconsistent Use, AT&T shall provide reasonable notice of such Inconsistent Use to Tel-Save. If Tel-Save fails, within 15 days after the receipt of such notice, to substantiate to AT&T's reasonable satisfaction that the Inconsistent Use by the Intermediate Carriers has ended or has been corrected or that Tel-
                                       38

         Save has taken the Required Steps, Tel-Save will be liable for liquidated damages in the amount calculated as described in the following sentence, for each day until such time as the Inconsistent Use by the Intermediate Carrier has ended or has been corrected to AT&T's reasonable satisfaction, or until Tel-Save has taken the Required Steps. The amount of Liquidated Damages applied per day will be equal to $100,000 times a factor, the numerator of which is the amount of AT&T charges for Services provided by AT&T under this Agreement that were resold by such Intermediate Carrier (to End Users or to other Intermediate Carriers) in the most recent billing month for which such amount is available, and the denominator of which is the total amount of AT&T charges for Services provided by AT&T under this Agreement in that same month.

                  (e) Except to the extent provided in Section 8.l(d), the arbitration process described in Section 12.2 and 12.3 will be the exclusive means and remedy for settling any dispute between the parties as to whether a particular use constitutes an Inconsistent Use or whether Tel-Save has failed to take Required Steps with respect to an Inconsistent Use by an Intermediate Carrier.

8.3.     NO PATENT OR SOFTWARE LICENSE.

         No license under patents or software copyrights (other than the limited license to use) is granted by AT&T or shall be implied or arise by estoppel, with respect to the Services provided under this Agreement.

                                    9. TAXES
                                       -----

9.1.     TAXES TO BE BILLED BY AT&T.

                  (a) For purposes of this Agreement, the term "Taxes" shall include but not be limited to Federal, State, or local sales, use, excise, gross receipts or other taxes or tax-like fees (including tariff surcharges) imposed on or with respect to the Services provided under this Agreement, excluding however, ad valorem property taxes, state and local privilege and license taxes based on gross revenue, taxes measured by net income, and any taxes or amounts in lieu of the foregoing excluded items.

                  (b) To the extent that AT&T's provision of Services to Tel-Save is subject to any Taxes, AT&T shall calculate, bill, collect and remit such Taxes. AT&T shall collect such Taxes from Tel-Save in the same manner it collects such Taxes from other customers in the ordinary course of AT&T's business.

                  (c) If Tel-Save disputes the taxability of any Services or desires to seek a refund of any Taxes imposed as a result of the existence or operation of this Agreement, Tel-Save, at its own expense and in its own name, may file a claim for refund or protest the imposition of the disputed Taxes.

9.2.     TAXES NOT TO BILLED BY AT&T.

                  (a) To the extent that AT&T's provision of Services to Tel-Save is exempt from Taxes in any jurisdiction, Tel-Save shall provide to AT&T annually for each such jurisdiction a valid tax exemption certificate or such other proof of tax-exempt status as may be required by the tax authorities in such jurisdiction. AT&T shall not bill Tel-Save for such Taxes.

                  (b) Tel-Save shall calculate, bill, collect and remit any Taxes (and any related interest and penalties) which may apply as a result of the provision of service by Tel-Save to its customers. AT&T shall not include such taxes in the Call Detail Records furnished to Tel-Save.

9.3.     GROSS RECEIPTS TAX.

         When utility or telecommunications assessments, franchise fees, or privilege, license, occupational, excise, or other similar taxes or fees, based on interstate receipts are imposed by certain taxing jurisdictions upon AT&T or upon Local Exchange Companies and passed on to AT&T through or with interstate access charges, the amounts of such taxes or fees will be billed to AT&T's customers (including Tel-Save) in such a taxing jurisdiction on a prorated basis. The amount of charge that is prorated to each customer's bill is determined by the interstate telecommunications services provided to and billed to a customer service location in such a taxing jurisdiction with the aggregate of such charges equal to the amount of the tax or fee imposed upon or passed on to AT&T. The taxing jurisdictions in which the charges will be applicable and the associated tax factors are as specified in AT&T's Tariff F.C.C. No. 1,
Section 2.5.14.

                    10. ACCESS CHARGES AND RELATED SURCHARGES
                        -------------------------------------

10.1.    ACCESS CHARGES.

         As described more fully in Attachment A, certain access charges associated with AT&T Network Connection Services will be the responsibility of Tel-Save. If, as a result of access restructuring (including changes to the funding mechanism for the Universal Service Fund), certain external costs are shifted to AT&T, AT&T will pass those charges through to Tel-Save (to the extent such charges arise from the Services provided by AT&T under this Agreement). If AT&T is required to pay Presubscribed Interexchange Carrier Charges (PICC) in connection with any of the Services provided under this Agreement, AT&T may pass those charges through to Tel-Save. This provision is not intended to require Tel-Save to pay the same access charge twice for the same call. This provision is intended to allow AT&T to recover, as an additional sum, a reasonable approximation of the actual amount of Presubscribed Interexchange Carrier Charges incurred by AT&T to the extent such charges arise from the Services provided by AT&T under this Agreement.

10.2. SPECIAL ACCESS SURCHARGES.

         Tel-Save will pay to AT&T the amount of any monthly Special Access Surcharge which Local Exchange Carriers may collect from AT&T on account of any services or facilities used to provide the Services under this Agreement under a Special Access arrangement (i.e., a dedicated local channel from the End User's premises to the AT&T POP). AT&T will bill Tel-Save the appropriate Special Access Surcharge in the amount(s) specified in AT&T's Tariff F.C.C. No. 11,

Section 5.2.4., unless the termination of the service component is exempt from the Surcharge for one of the following reasons:

                  (a) by the nature of its operating characteristics, the service component could not make use of the local exchange network;

                  (b) the service component is interconnected either directly or indirectly to the local exchange network where the usage is subject to Carrier Common Line charges; or

                  (c) the service component is not connected to a device capable of interconnecting with the local exchange network and Tel-Save so certifies this to AT&T (either at the time the service component is installed or at such later time as the service component is reterminated or changed in such a manner that an exemption applies).

10.3.    OTHER SURCHARGES.

         AT&T may include in charges to Tel-Save certain charges and surcharges newly imposed after the Effective Date that are levied upon and paid by AT&T with respect to the Services. To be eligible for inclusion under this Section, the charges or surcharges must be imposed by a governmental authority that is imposing the charges or surcharges specifically on telecommunications services, and the governing law must not prohibit AT&T from passing the charges or surcharges to Tel-Save.

                               11. CONFIDENTIALITY
                                   ---------------

11.1.    CONFIDENTIAL INFORMATION.

                  (a) Non-public information furnished or disclosed by one party or its agent or representative (the "Originating Party") to the other party or its agent or representative (the "Receiving Party") in connection with or in contemplation of this Agreement, or relating to current or anticipated voice and data telecommunications needs of Tel-Save and its Affiliates or otherwise obtained by the Receiving Party as a result of performance under this Agreement (including but not limited to proposals, contracts, tariff and contract drafts, specifications, drawings, network designs and design proposals, pricing information, strategic plans, computer programs, software and documentation, and other technical or business information related to current and anticipated AT&T products and services or Tel-Save's current and anticipated voice and data telecommunications needs, network designs and design proposals, business plan and customer information), shall be "Confidential Information".

                  (b) If such information is in written or other tangible form (including, without limitation, information incorporated in computer software or held in electronic storage media) when disclosed to the Receiving Party it shall be Confidential Information only if it is identified by clear and conspicuous markings to be confidential and/or proprietary information of the Originating Party; provided, however, that all written or oral pricing, contract or tariff proposals, and information relating to new AT&T products or services currently under development, and information related to Customer's current and anticipated voice and data telecommunications needs, network designs and design proposals, business plans, and customer information, exchanged between the parties or obtained in connection with the provision of the Services pursuant to this Agreement also shall be deemed Confidential Information, whether or not expressly indicated by markings or statements to be confidential or proprietary.

                  (c) If such information is not in writing or other tangible form when disclosed to the Receiving Party, it shall be Confidential Information only if (1) the original disclosure of the information is accompanied by a statement that the information is confidential and/or proprietary, and (2) the Originating Party provides a written description of the information so disclosed, in detail reasonably sufficient to identify such information, to the Receiving Party within thirty (30) days after such original disclosure.

                  (d) The terms and conditions of this Agreement shall be deemed Confidential Information as to which each party shall be both an Originating Party and a Receiving Party.

                  (e) Confidential Information shall be deemed the property of the Originating Party.

                  (f) Information that was previously known to the Receiving Party, before being received from the Originating Party, free of any obligation to keep it confidential, or is independently developed by the Receiving Party shall not be deemed Confidential Information.

                  (g) Rights and obligations provided by this Section shall take
         precedence  over  specific   legends  or  statements   associated  with
         information when received.

11.2.    PROTECTION OF CONFIDENTIALITY.

         A Receiving Party shall hold all Confidential Information in confidence during the Term and for a period of two (2) years following the end of the Term. During that period, the Receiving Party:

                  (a)  shall  use  such  Confidential   Information   solely  in
         furtherance of the matters contemplated by this Agreement and related to either party's performance of this Agreement;

                  (b) shall reproduce such Confidential Information only to the extent necessary for such purposes;

                  (c) shall restrict disclosure of such Confidential Information to such of its employees or its Affiliate's employees as have a need to know such information for such purposes only;

                  (d) shall advise any employees to whom such Confidential Information is disclosed of the obligations assumed in this Agreement;

                  (e) shall not disclose any Confidential Information to any third party without prior written approval of the Originating Party except as expressly provided in this Agreement; and

                  (f) shall use at least the same degree of care as it uses with regard to its own proprietary or confidential information to prevent the disclosure, use or publication of such Confidential Information in violation of this Agreement.


         The Receiving Party shall not be required to hold in confidence any Confidential Information which is made public by the Originating Party or a third party. The Receiving Party shall also not be required to hold in confidence any Confidential Information which is provided to the Receiving Party by a third party, unless the Receiving Party knows, or should have known, that the third party was not entitled to provide the Confidential Information to the Receiving Party.

11.3.    DISCLOSURE TO OR BY AFFILIATES OR SUBCONTRACTORS.

         In the absence of a contrary instruction by a party, such party's Affiliates and its subcontractors performing work in connection with this Agreement shall be deemed agents of such party for purposes of receipt or disclosure of Confidential Information. Accordingly, any receipt or disclosure of Confidential Information by a party's Affiliate, or its subcontractor performing work in connection with this Agreement, shall be deemed a receipt or disclosure by the party.

11.4.    RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION.

                  (a) Upon termination of this Agreement, or at an earlier time if the information is no longer needed for the purposes described in
         Section 11.2((a)), each party shall cease use of Confidential Information received from the other party and, upon specific written request of the Originating Party, shall use its best efforts to destroy all such Confidential

         Information, including copies thereof, then in its possession or control. Alternatively, or at the written request of the Originating Party, the Receiving Party shall use its best efforts to return all such Confidential Information and copies to the Originating Party.

                  (b) Any Confidential Information that is contained in databases and/or mechanized systems in such a manner that it reasonably cannot be isolated for destruction or return, shall continue to be held in confidence subject to the provisions of this Agreement.

                  (c) The rights and obligations of the parties under this Agreement with respect to any Confidential Information returned to the Originating Party shall survive the return of the Confidential Information.

11.5.    DISCLOSURE TO CONSULTANTS.

         A Receiving Party may disclose Confidential Information to a person or entity (other than a direct competitor of the Originating Party) retained by the Receiving Party to provide advice, consultation, analysis, legal counsel or any other similar services ("Consulting Services") in connection with this Agreement or the Services (such person or entity hereafter referred to as "Consultant") if the Consultant agrees in writing to be bound by the confidentiality obligations of this Agreement and if the Originating Party consents (such consent not to be unreasonably withheld) to the disclosure to Consultant (except such consent or written agreement shall not be required in connection with a disclosure to legal counsel for purposes of legal advice and a disclosure by legal counsel shall constitute a disclosure by the Receiving Party).

11.6     Required Disclosure.

                  (a) A Receiving Party may disclose Confidential Information as may be required by law, regulation or legal process or as may be necessary for the enforcement of this Agreement. If either party becomes aware of any motion or other regulatory or court proceeding that might require it to disclose any Confidential Information, that party will give immediate written notice of such motion or proceeding to the other and both parties shall act cooperatively to retain the confidentiality of the information.

                  (b) If the FCC or a state regulatory entity with applicable jurisdiction orders either party to file this Agreement with the Commission or such state regulatory entity pursuant to authority granted by law or regulation, the party charged with such filing shall provide notice to the other party as provided in Section 11.6((a)), and file the Agreement to the extent required. Each party shall request confidential treatment in connection with such filing.

                  (c) Either party may disclose the terms of this Agreement to the extent it deems such disclosure reasonably necessary under applicable federal and state securities laws, regulations and policies in connection with the status of the party, or an Affiliate of the party, as a public company and with transactions involving the offering of securities of the party, or its Affiliates. In addition, either party may disclose the terms of this Agreement to third parties as necessary in connection with other financing or merger and acquisition activities, provided that it seeks to protect the confidentiality of the terms hereof in the same manner and to the same degree as its own confidential information.

11.7.    INJUNCTIVE REMEDY.

         In the event of a breach or threatened breach by a Receiving Party or its agent or representative of the terms of this Section 11, the Originating Party shall be entitled to an injunction prohibiting such breach in addition to such other legal and equitable remedies as may be available to it in connection with such breach. Each party acknowledges that the Confidential Information of the other Party is valuable and unique and that the use or disclosure of such Confidential Information in breach of this Agreement will result in irreparable injury to the other party.

                             12. DISPUTE RESOLUTION
                                 ------------------

         If a dispute arises between the parties relating to this Agreement or to the Services provided under this Agreement, to a Bill Dispute, or to the provision, use, sale, or resale of the Services (a "Dispute"), the parties will used good faith efforts to resolve the Dispute promptly and fairly by negotiation. If the parties are unable to resolve the Dispute through negotiation, the parties shall follow the dispute resolution procedures provided in this Section.

12.1.    MEDIATION.

         If the parties are unable to resolve a Dispute by negotiation and the parties then agree to mediate the Dispute, the parties shall submit it to mediation conducted by a mediator to be selected jointly by the parties or, at the option of either party, to be selected by the procedures established under the then-current rules of the CPR Institute for Dispute Resolution ("CPR") for the selection of a mediator. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence. The mediation shall conclude at such time as either party (or the mediator) notifies the other party (or, for the mediator, both parties) in writing that the parties are at an impasse and that continued efforts at mediation are unlikely to be productive.

12.2. ARBITRATION.

                  (a) If a Dispute in which the total amount in controversy (based on the written positions taken by the parties) is ten million dollars ($10,000,000) or less, or if any Dispute (regardless of the amount in controversy) regarding either the payment, nonpayment or applicability of charges (including shortfall or termination charges) or a claimed Inconsistent Use, is not successfully resolved by negotiation or any agreed upon mediation, it shall be subject to binding arbitration under the then-current rules and supervision of the CPR, except as provided in Section 8.1(d). The arbitration will be held in New York, New York. The Federal Arbitration Act, 9 U.S C Sections 1 to 16, will govern the arbitrability of all claims. The arbitral decision and award will be final and binding, and either party may enter it in any court with jurisdiction.

                  (b) The arbitration will be conducted by a single arbitrator, except that either party may require that the arbitration be conducted by a tribunal of three such arbitrators by providing written notice of such a demand to the other party before a single arbitrator is selected. For claims arising under Section 8.1 and/or 8.1(f)(3), each arbitrator shall be a practicing attorney or a former judge knowledgeable in the law relating to trademark and related intellectual property issues, except as the parties may otherwise agree. For all other claims, each arbitrator shall be a practicing attorney or former judge knowledgeable in the law relating to telecommunications, except as the parties may otherwise agree. The arbitrator(s) may not limit, expand or otherwise modify the terms of this Agreement and will not have authority to award damages to either party beyond the limitations of liability provided in this Agreement.

                  (c) Each party will bear its own attorney's fees and related costs and expenses associated with the arbitration. The parties will pay the arbitrator(s) fees and other similar costs and expenses of the arbitration as the rules of the CPR provide.

                  (d) The parties, their representatives, other participants and the arbitrator(s) shall hold the existence, content and result of the arbitration in confidence except that the prevailing party shall have the right to enter the arbitration award in a court of competent jurisdiction if such entry is necessary to enforce the terms of the award. Either party may disclose the existence and nature of the Dispute, and the content and result of the arbitration to the extent it deems such disclosure reasonably necessary under applicable federal and state securities laws, regulations and policies in connection with the status of the party, or an Affiliate of the party, as a public company and with transactions involving the offering of securities of the party, or its Affiliates. In addition, either party may disclose the existence and nature of the Dispute, and the content and result of the arbitration to third parties as necessary in connection with other financing or merger and acquisition activities, provided that it seeks to protect the confidentiality of the terms hereof in the same manner and to the same degree as its own confidential information.

                  (e) Neither party may bring legal proceedings before a court or administrative body in connection with a Dispute subject to this
         Section 12.2, except as provided in Section 12.3. If a party disregards this restriction, files such a legal proceeding, and fails to dismiss it promptly upon being notified of this provision, that party will pay the other party's costs and expenses, including attorney's fees, incurred after the notice in defending the legal proceeding.

12.3.    INJUNCTIVE RELIEF.

                  (a) In connection with a Dispute subject to Section 12.2, either party may request appropriate temporary injunctive relief (i.e., a temporary restraining order or a preliminary injunction) to maintain the status quo pending arbitration. The legal standards applicable to the request for temporary injunctive relief will be those applicable in the United States District Court for the Southern District of New York under the Federal Rules of Civil Procedure. A party may include its request for such relief in its initial demand for arbitration (or counterclaim), or may request such relief after an arbitration has been initiated. If the request is made before the arbitrator has been appointed, the requesting party shall bring the request to the immediate attention of the other party and the CPR, with a request that the CPR immediately appoint a temporary Arbitrator. If the CPR receives such a request, it shall appoint as temporary arbitrator a single neutral arbitrator from the CPR panel of arbitrators. The temporary arbitrator shall serve until a permanent arbitrator is appointed. Once appointed, the permanent arbitrator may modify or terminate any order of the temporary arbitrator granting (or denying) temporary injunctive relief.

                  (b) If the need for temporary injunctive relief is so urgent that the procedure provided in Section 12.3(a) is unworkable, the party seeking such relief may file a Civil Action seeking a temporary restraining order in the United States District Court for the Southern District of New York; provided that the party filing the Civil Action shall seek appointment of a temporary arbitrator pursuant to Section 12.3(a) as soon as possible. The temporary arbitrator, once appointed, shall reconsider the request for temporary injunctive relief on a de novo and contested basis, and shall rule on such request as soon as reasonably possible. Within three (3) business days after the temporary (or permanent) arbitrator has ruled on the request, the party that filed the Civil Action shall file a notice of dismissal of the Civil Action, without prejudice, and any temporary restraining order that may have been issued in such Civil Action shall be dissolved.

                  (c) The arbitrator(s) may grant permanent injunctive relief as deemed appropriate under applicable legal standards for granting such relief.

12.4.    COURT PROCEEDINGS.

         If a Dispute not subject to Section 12.2 is not successfully resolved by negotiation or mediation, it may be the subject of legal proceedings (including proceedings for injunctive or other equitable relief) brought before a court or administrative body having jurisdiction over the Dispute, and will be submitted to arbitration only by written agreement of the parties.

                        13. GENERAL TERMS AND CONDITIONS
                            ----------------------------

13.1.    TEL-SAVE CERTIFICATION.

         Tel-Save certifies to AT&T that it is a "common carrier," as that term is defined in the Communications Act of 1934, as amended.

13.2.    SERVICE FORECASTING.

         At least one month before the start of each calendar quarter, Tel-Save shall provide to AT&T a good faith written forecast of anticipated service volumes for the AT&T Network Connection Services provided under this Agreement for the following fifteen months. The quarterly forecast will include, for each Local Exchange Carrier ("LEC") serving area, the information required by the Carrier Solutions Platform Forecast document, which AT&T will provide to Tel-Save. Tel-Save's obligations are established by this Agreement; Tel-Save's good faith written forecasts of anticipated service volumes provided pursuant to this Section shall not obligate Tel-Save to buy the minimum amounts forecast or limit Tel-Save's purchases to the maximum amounts forecast.

13.3.    ASSIGNMENT.

                  (a) Neither party may assign, delegate or otherwise transfer its rights or obligations under this Agreement in whole or in part without the prior written consent of the other party, except as expressly provided in this Agreement. In the event of a Change in Control of Tel-Save, Section 8.1(f) will cease to apply thirty days after the Change in Control occurs, unless this Agreement is amended (pursuant to Section 13.19(a)) to specifically provide to the contrary.

                  (b) Tel-Save may, without further permission but upon notice to AT&T, assign its rights and delegate its obligations to a successor-in-interest, subject to AT&T's right to require a deposit pursuant to Section 6.3, if appropriate under the circumstances.

                  (c) AT&T shall not unreasonably withhold its consent to an assignment of this Agreement to an Affiliate of Tel-Save.

                  (d) AT&T may, without further permission but upon notice to Tel-Save, assign its rights to receive payment. AT&T may delegate its performance obligations to its Affiliates, to the extent such delegation does not create a legal or regulatory burden for Tel-Save
         and  does  not  otherwise   prejudice   Tel-Save's  rights  under  this
         Agreement.

                  (e) This provision shall not affect Tel-Save's resale or shared use of the services provided pursuant to this Agreement. Further, any resale, shared use, delegation or assignment shall not release either party from its obligations under this Agreement.

13.4.    THIRD-PARTY BENEFICIARIES; AFFILIATES.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns. This Agreement does not provide any third parties with any remedy, claim, right of action, or other right. Each party shall ensure that its Affiliates comply with the applicable provisions of this Agreement and do not take any action which, if done by the party, would constitute a breach of this Agreement.

13.5.    RELATIONSHIP OF THE PARTIES.

         The relationship established by this Agreement shall in no way constitute AT&T (or its agents or employees) as a partner, agent or fiduciary of Tel-Save or any Tel-Save Affiliate (or any of their agents or employees). The relationship established by this Agreement shall in no way constitute Tel-Save or any Tel-Save Affiliate (or any of their agents or employees) as a partner, agent or fiduciary of AT&T (Or its agents or employees). The provision of Service described in this Agreement does not establish any joint undertaking, joint venture, pooling arrangement, partnership, agency, fiduciary relationship or formal business organization of any kind. Tel-Save and AT&T shall be independent contractors with each other for all purposes at all times and neither shall act as or hold itself out as agent for the other or create or attempt to create liabilities for the other.

13.6.    ACKNOWLEDGEMENT OF RIGHT TO COMPETE.

         Each party acknowledges and understands that it remains at all times solely responsible for the success and profits of its business, and that the other party makes no promises, warranties or representations regarding business success or prospects of business success in connection with the provision of the service pursuant to this Agreement. Each party acknowledges and understands that the other party will continue to market services directly to the public and that such marketing may from time to time bring the parties into direct or indirect competition. Each party also markets its services to competitors of the other party. Each party acknowledges and understands that nothing in this Agreement diminishes or restricts in any way the rights of the other party to engage in competition for customers or to market its services to competitors of the first party.

13.7.    NETWORK EQUIPMENT.

         AT&T shall retain title to all of its equipment and facilities used to provide the Services. Tel-Save shall retain title to all of its equipment and facilities used to connect to the Services

13.8.    REMOVAL OF PROPERTY.

         At the end of the Term, each party that has installed or located any equipment or other property on the other party's premises shall, at the other party's request, remove such property within a reasonable time after such request. Any such property not removed within sixty (60) days after the end of the Term shall be deemed abandoned. The party removing such property shall use reasonable care in doing so, and, unless otherwise agreed in writing by the party on whose premises the property was installed, shall return the premises to their original condition, reasonable wear and tear excepted.

13.9.    NOTICES.

         Any notice to the other party under this Agreement shall be given in writing to the following individual or such individual's designated agent, and either (a) delivered by hand, (b) sent by United States certified mail, return receipt requested, (c) sent by a recognized overnight delivery service, to the following address, or (d) transmitted by facsimile to the following facsimile number:

                  If to AT&T:

                       Pat McIntyre
                       AT&T
                       300 Atrium Drive
                       Somerset, New Jersey  08873
                       Facsimile Number:  732-805-5720
                   with a copy to:

                       Richard Meade
                       AT&T Law Department (BMD - Wholesale Markets)
                       Room 3226B2
                       295 North Maple Avenue
                       Basking Ridge, New Jersey 07023
                       Facsimile Number: 908-953-8360

                  If to Tel-Save:

                        Daniel Borislow
                        C.E.O.
                        Tel-Save, Inc.
                        6805 Route 202
                        New Hope, Pennsylvania  18938
                        Facsimile Number:  215-862-1515

         The name, address or facsimile number for notice may be changed by giving notice in accordance with this Section. If mailed in accordance with this Section, notice shall be deemed given when actually received by the individual addressee or designated agent or three (3) business days after mailing, whichever is earlier. If transmitted by facsimile or sent by a recognized overnight delivery service in accordance with this Section, notice shall be deemed given when actually received by the individual addressee or designated agent or one (1) business day after transmission or sending, whichever is earlier.

13.10.   DETARIFFING.

         If, during the Term, any of the tariffs of AT&T referenced in this Agreement are canceled, in whole or in part, pursuant to a statutory change, order or requirement of a governmental or judicial authority of competent jurisdiction requiring detariffing, then, following such cancellation, any rates, terms and conditions of such tariffs that had been applicable to the Services provided under this Agreement will continue to apply, based on the language of the tariffs in effect as of the date of cancellation.

13.11.   COMPLIANCE WITH LAWS.

                  (a) Each party is responsible for its own compliance with all laws and regulations affecting its business.

                  (b) Nothing contained in this Agreement shall require either party to take any action prohibited or omit to take any action required by applicable law, the Federal Communications Commission or any other regulatory authority.

13.12.   EXPORT REGULATION COMPLIANCE.

         The parties acknowledge that any products, software, and technical information (including, but not limited to, services and training) provided under this Agreement are subject to U.S. export laws and regulations and any use of or transfer of such products, software and technical information must be authorized under those regulations. Tel-Save agrees that it will not use distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with U.S. export regulations. If requested by AT&T, Tel-Save also agrees to sign written assurances and other export-related documents as may be required for AT&T to comply with U.S. export regulations.


13.13.   CHOICE OF LAW.

         The domestic law of the State of New York, except its conflict-of-laws rules, shall govern the construction, interpretation, and performance of this Agreement except to the extent superseded by federal law.

13.14.   SEVERABILITY.

         If any portion of this Agreement shall be found to be invalid or unenforceable, such portion shall be void and of no effect, but the remainder of the Agreement shall continue in full force and effect unless the Agreement fails of its essential purpose without the voided portion. If the invalid or unenforceable provision is deemed essential, the parties will begin negotiations for a replacement of the invalid or unenforceable portion.


13.15.   ATTACHMENTS GOVERN.

         The   Attachments   are  intended  to  complement  the  Master  Carrier
Agreement. To the extent they are in conflict, the provisions of the Attachments shall control the rights and obligations of the parties.

13.16.   CONSTRUCTION.

         In the event of any conflict or inconsistency between the language or intent of the provisions of this Agreement and the provisions of an AT&T Tariff expressly made applicable hereunder, the provisions of this Agreement shall control.

13.17.   DESCRIPTIVE HEADINGS.

         Descriptive headings in this Agreement are for convenience only and shall not affect the content or construction of this Agreement.

13.18.   SURVIVAL OF TERMS.

         The provisions of this Agreement will apply with respect to all Services provided during the Term. The terms and provisions contained in this Agreement that by their sense and context are intended to survive this Agreement shall so survive, without limitation, provisions for indemnification, confidentiality and the making of any and all payments due hereunder.

13.19.   MODIFICATION AND WAIVER.

                  (a) This Agreement and the terms under which the Services are provided may be modified only by a writing signed by authorized representatives of both parties.

                  (b) The failure of a party to waive notice of default or to enforce or insist upon compliance with any of the terms or conditions of this Agreement, or the granting of an extension of time for performance shall not constitute a continuing or permanent waiver of any such term or condition, and this Agreement and each of the provisions hereof shall remain at all times in full force and effect unless and until modified by the parties in writing.

13.20.   ENTIRE AGREEMENT.

         This Agreement, including the Attachments hereto, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior written or oral agreements, proposals, representations, statements or understandings. Neither party is relying on any representation, promise, inducement or statement of intention made by the other party which is not embodied in this Agreement. This Agreement does not affect (a) any agreements that may exist for the provision of billing services to Tel-Save by AT&T College and University Systems or (b) a Data Connection Agreement to be executed at or about the same time as this Agreement.

13.21.   EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in counterparts, which together shall constitute the original Agreement.

13.22.   INDEX OF DEFINED TERMS.

         The following terms are defined in this Agreement at the indicated page:


         Affiliate, 13                           LEC,  61
         Agreement, 5                            Map,  13
         AT&T, 5                                 MAP Attainment  Amount, 14
         Authorized  Tel-Save CICs, 20           MAP Period, 13
         Bill  Dispute, 29                       MAP Services, 13
         Change in Control, 14                   MARC, 11
         Commencement Date, 10                   Marc Period, 11
         Confidential Information, 51            Marks, 36
         Consultant, 55                          Originating Party, 50
         Consulting Services, 55                 Receiving Party, 50
         CPR, 57                                 Required Steps, 45
         CT 1715, 10                             Services, 5
         Dispute, 56                             Taxes, 47
         Effective Date, 10                      Tel-Save, 5
         End Users, 19                           Tel-Save IXC Switch, 8
         Force Majeure Condition, 34             Tel-Save Records, 18
         Inconsistent Use, 43                    Tel-Save's  AT&T  Charges, 15
         Indemnified  Party, 33                  Term, 10
         Indeminifying Party, 33                 Total Qualified Charges, 11
         Intermediate Carriers, 19               Total Tel-Save Charges 14

Other terms not listed above may be defined in the Agreement.

                                      * * *


         AT&T and Tel-Save, acting through their duly authorized represetatives, hereby agree to the terms set forth in this Agreement, and warrant that their respective signatories whose signatures appear below have been and are of the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.

         TEL-SAVE                             AT&T CORP.

         By: /s/ Emanuel De Maio              By:  /s/ Barbara Peda
            ------------------------             -------------------------------



         Emanuel DeMaio                       Barbara Peda
         ---------------------------          ----------------------------------
         (Typed or printed name)              (Typed or printed name)



         C.O.O.                               Vice President - Wholesale Markets
         ---------------------------          ----------------------------------
         (Title)                              (Title)


         4/22/98                              4/22/98
         ---------------------------          ----------------------------------
         (Date)                               (Date)

AT&T Network Connection Platform                                    ATTACHMENT A
                                                                    PAGE 1 OF 16

                        AT&T NETWORK CONNECTION PLATFORM

                             1. SERVICE DESCRIPTIONS
                                --------------------
                                      * * *

Fraud & Uncollectibes Management Services                          ATTACHMENT B
                                                                    PAGE 1 OF 6

                            AT&T NETWORK CONNECTION -

                   FRAUD & UNCOLLECTIBLES MANAGEMENT SERVICES
                   ------------------------------------------

                                      * * *

IMPLEMENTATION PLAN RESPONSIBILITIES                                ATTACHMENT C
                                                                     PAGE 1 OF 4

                      IMPLEMENTATION PLAN RESPONSIBILITIES
                      ------------------------------------

                                      * * *

PRICING                                                             ATTACHMENT D
                                                                    Page 1 of 48


                                    PRICING
                                    -------

                                     * * *